As filed with the U.S. Securities and Exchange Commission on May 31, 2024.

Registration No. 333-278695

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

to

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOVA MINERALS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Australia	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 5, 242 Hawthorn Road,

Caulfield, Victoria 3161

Australia
+61 3 9537 1238

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alaska Range Resources, LLC

Christopher Gerteisen

1150 S Colony Way, Suite 3

Palmer, AK 99645

(907) 707-6564

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 (212) 653-8700	Patrick Gowans QR Lawyers Level 6, 400 Collins Street Melbourne, VIC 3000, Australia +61 3 8692-9000	Rob Condon Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 (212) 768-6700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Nova Minerals Limited is filing this Amendment No. 4 to its registration statement on Form F-1 (File No. 333-278695) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1***	Certificate of Registration of Nova Minerals Limited
3.2***	Constitution of Nova Minerals Limited
4.1***	Form of Deposit Agreement
4.2***	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)
4.3*	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1*	Opinion of QR Lawyers regarding the legality of the American Depositary Shares
5.2*	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1***	Loan Agreement dated November 21, 2022 between Nova Minerals Ltd. and Nebari Gold Fund 1, LP
10.2***	Form of Independent Director Agreement between Nova Minerals Limited and each independent director
10.3***	Form of Deed of Indemnity, Insurance and Access between Nova Minerals Limited and its executive officers and directors
10.4***	Nova Minerals Limited Employee Shares Option Plan
10.5***	Incorporated Joint Venture Agreement by and among Nova Minerals Limited, AK Minerals Pty Ltd and AKCM (Aust) Pty Ltd dated December 17, 2017
10.6***	Minerals Royalty Agreement by and among AK Custom Mining LLC, AK Minerals Pty Ltd and AKCM (Aust) Pty Ltd dated May 21, 2018
10.7***	Consent to be Named as a Director Nominee—Richard Beazley
10.8***	Variation Agreement dated March 6, 2024 between Nova Minerals Limited and Nebari Gold Fund 1, LP
14.1***	Code of Conduct
21.1***	List of Subsidiaries
23.1***	Consent of Grassi & Co., CPAs, P.C.
23.2*	Consent of QR Lawyers (included in Exhibit 5.1)
23.3***	Consent of Roughstock Mining Services, LLC
23.4***	Consent of Hans Hoffman
23.5***	Consent of Yukuskokon Professional Services
23.6***	Consent of Vannu Khouphakdee
23,7***	Consent of METS Engineering
23.8***	Consent of Matrix Resource Consultants Pty Ltd
23.9***	Consent of Christopher Gerteisen
23.10***	Consent of Jade North, LLC
23.11*	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.2)
24.1***	Power of Attorney (included on the signature page of this registration statement)
96.1***	Technical Report Summary
107***	Filing Fee Table

* Filed herewith.

***Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on the 31st day of May, 2024.

NOVA MINERALS LIMITED

By:	/s/ Christopher Gerteisen
Name:	Christopher Gerteisen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Gerteisen	Chief Executive Officer and Executive Director (Principal Executive Officer)	May 31, 2024
Christopher Gerteisen

*	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2024
Michael Melamed

*	Executive Director & Interim Chairman of the Board	May 31, 2024
Louie Simens

*	Director of Finance & Compliance	May 31, 2024
Craig Bentley

*	Non-Executive Director	May 31, 2024
Avi Geller

*	Non-Executive Director	May 31, 2024
Rodrigo Pasqua

*By:	/s/ Christopher Gerteisen
Christopher Gerteisen, Attorney-in-Fact

Date:	May 31, 2024

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Nova Minerals Limited has signed this registration statement or amendment thereto in Alaska on May 31, 2024.

Authorized U.S. Representative

Alaska Range Resources LLC

By:	/s/ Christopher Gerteisen
Name:	Christopher Gerteisen
Title:	Manager

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